UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2011
Qlik Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 828-9768
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On April 6, 2011, Qlik Technologies Inc. (the “Company”) announced that, based upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, the Board of Directors has elected Deborah Hopkins, age 56, as a director, with her initial term expiring at the Company’s 2012 annual meeting of stockholders, effective as of April 1, 2011. In connection with Ms. Hopkins’ election, and pursuant to the Company’s bylaws, the Board of Directors has increased the number of directors to eight.
Ms. Hopkins has served as Citi’s Chief Innovation Officer since 2008. Her mission is client-focused innovation. Ms. Hopkins focuses on building partnerships with venture capitalists, start-ups, corporations, universities and thought leaders to support the incubation of emerging technologies in the design, development, and implementation of disruptive customer centric business models. She serves also as Chairman of Citi’s venture capital initiatives. Since joining Citi in 2003, Ms. Hopkins’ previous positions include Chief Operations and Technology Officer, and head of Corporate Strategy and Mergers & Acquisitions. She has co-chaired Citi’s women’s initiative, and previously served for five years on the board of directors for Citibank N.A., and Citicorp Holdings, Inc. Prior to joining Citi, Ms. Hopkins was CFO at Boeing, CFO at Lucent Technologies, and served for five years on the Board of Directors of the DuPont Company. She is an advisor to Riverwood Capital. Ms. Hopkins brings significant leadership experience at various multinational companies.
Ms. Hopkins and the Company will enter into an indemnification agreement requiring the Company to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is attached hereto as Exhibit 99.2.
The Board of Directors has determined that Ms. Hopkins is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Market.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Qlik Technologies Inc. dated April 6, 2011.

99.2	Form of Indemnification Agreement between Qlik Technologies Inc. and Deborah Hopkins.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.
By:	/s/ WILLIAM G. SORENSON
	Name:	William G. Sorenson
	Title:	Chief Financial Officer, Secretary and Treasurer
Dated: April 6, 2011